CERTIFICATE OF DESIGNATION

                                       OF

                       CLASS C CONVERTIBLE PREFERRED STOCK

                                       OF

                          CLEARVIEW CINEMA GROUP, INC.


                         Pursuant to Section 151 of the
                        Delaware General Corporation Law


         Clearview Cinema Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the Board of Directors as required by
Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to the Board of Directors in accordance with the provisions of the Corporation's Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "PREFERRED STOCK"), to be issued pursuant to a Securities Purchase
Agreement between the Corporation and the Purchaser named therein (the "SECURITIES PURCHASE AGREEMENT"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges and restrictions thereof as follows:

1.       DESIGNATION AND AMOUNT.

         The designation of this series, which consists of three thousand (3,000) shares (the "PREFERRED SHARES") of Preferred Stock, is the Class C Convertible Preferred Stock (the "CLASS C PREFERRED STOCK") and the face amount shall be One Thousand Dollars ($1,000) per share (the "STATED VALUE").

2.       DIVIDENDS.

         (a) DIVIDEND RATE; PAYMENTS. The holder (the "HOLDER") of Preferred Shares shall be entitled to receive, to the extent permitted by applicable law, subject to the prior, full payment of any accumulated and unpaid dividends on any class or series of Senior Securities (as defined below) and in preference to the payment of any dividend on any class or series of Junior Securities (as defined below), cumulative dividends ("DIVIDENDS") on each Preferred Share in an amount equal to, on an annualized basis, the Stated Value of such Preferred Share TIMES five percent (5%). Dividends shall accrue, whether or not earned or declared, on each Preferred Share from the date of the original issuance thereof (the "ISSUE DATE") through the earlier to occur of (A) the Maturity

Date (as defined below) and (B) the redemption or conversion thereof in accordance with the terms hereof. Accrued Dividends on a Preferred Share shall be payable on each Conversion Date (as defined below) and on the Maturity Date (as defined below) for such Preferred Share (each, a "DIVIDEND PAYMENT DATE"). If, on any date, Dividends on any outstanding Preferred Shares have not been paid or declared by the Board of Directors in accordance with applicable law and set aside for payment with respect to all Dividend Payment Dates preceding such date, the aggregate amount of such Dividends shall be fully paid or declared and set aside for payment before any distribution, whether by way of dividend or otherwise, shall be declared, paid or set apart with respect to any Junior Securities on or after such date. Dividends shall be paid either in cash or, at the option of the Corporation (the "STOCK PAYMENT OPTION"), and subject to the satisfaction of the conditions set forth in paragraph (b) below (the "STOCK PAYMENT CONDITIONS"), in whole or in part in shares (the "DIVIDEND PAYMENT SHARES") of the Corporation's Common Stock (the "COMMON STOCK"). Cash Dividends shall be paid to the Holder within five (5) Business Days following the applicable Dividend Payment Date by delivering immediately available funds to the Holder in accordance with the Holder's wiring instructions. Any amount of Dividends payable in cash which is not paid within five (5) Business Days of the applicable Dividend Payment Date shall bear interest at an annual rate equal to the lower of (x) the "prime" rate (as published in the Wall Street Journal) on such fifth Business Day PLUS three percent (3%) and (y) the highest rate permitted by applicable law, for the number of days elapsed from such Dividend Payment Date until such amount is paid in full (the "DEFAULT INTEREST RATE").

         (b) CONDITIONS TO STOCK PAYMENT OPTION. If the Corporation wishes to exercise the Stock Payment Option, it may do so only if each of the following conditions has been satisfied as of the relevant Conversion Date:

                  (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is sufficient to pay 125% of the aggregate number of (x) Conversion Shares issuable upon the conversion in full of the Preferred Shares and (y) the number of Dividend Payment Shares issuable pursuant to such option;

                 (ii) the Dividend Payment Shares are listed for trading on the American Stock Exchange ("AMEX"), the New York Stock Exchange ("NYSE") or the Nasdaq National Market System ("NMS") and trading in the Common Stock has not been suspended by such exchange;

                 (iii)   the   registration    statement   (the   "REGISTRATION
STATEMENT") described in the Registration Rights Agreement between the Corporation and the Purchaser (the "REGISTRATION RIGHTS AGREEMENT", or another registration statement with respect to which the Corporation has granted "piggyback" rights to the Holder under the Registration Rights Agreement, is effective and available for the sale of the Dividend Payment Shares by the Holder or such shares may be sold to the public pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the "SECURITIES ACT");

                 (iv) a Mandatory Redemption Event (as defined herein) has not occurred and is not continuing; and


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

                  (v) the Corporation has delivered to the Holder a certificate, signed by an executive officer of the Corporation, setting forth:

                               o the amount of the Dividend to which the Holder is entitled and, if not the same, the amount of such payment to be made in Dividend Payment Shares;

                               o the number of Dividend Payment Shares to be delivered in payment of such Dividends, and the calculation therefor; and

                               o a statement to the effect that all of the conditions set forth in sub-paragraphs i-iv above have been satisfied.

         (c) EXERCISE OF STOCK PAYMENT OPTION. In order for the Corporation to exercise the Stock Payment Option, it must deliver written notice thereof (a "STOCK PAYMENT EXERCISE NOTICE") to the Holder on or before the tenth (10th) Business Day prior to the Initial Conversion Date (as defined below) and on or before the tenth (10th) Business Day prior to the first day of each calendar quarter thereafter specifying whether the Corporation intends to pay Dividends during such calendar quarter (or shorter period in the case of the notice delivered prior to the Initial Conversion Date) in Dividend Payment Shares or cash. Upon delivering a Stock Payment Exercise Notice to the Holder, the Corporation thereafter shall be irrevocably bound by its election made therein to deliver Dividend Payment Shares or cash, as the case may be, during the period to which such notice relates.

         (d) DELIVERY OF DIVIDEND PAYMENT SHARES. Upon exercise of the Stock Payment Option, the Corporation shall deliver to the Holder, on or before the third (3rd) Business Day following the applicable Dividend Payment Date (the "DIVIDEND PAYMENT SHARE DELIVERY DATE"), the aggregate number of whole Dividend Payment Shares that is determined by dividing (x) the amount of the Dividend to which the Holder is entitled as of such Dividend Payment Date with respect to the Preferred Shares being converted or redeemed by (y) the applicable
Conversion Price (as defined below) on such Dividend Payment Date. The Corporation shall effect delivery of Dividend Payment Shares to the Holder by, as long as the Corporation's transfer agent ("TRANSFER AGENT") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of the Holder or its nominee at DTC with the number of Dividend Payment Shares required to be delivered, no later than the close of business on such Dividend Payment Share Delivery Date. In the event that the condition specified above with respect to the Transfer Agent's participation in FAST is not satisfied as of the applicable Dividend Payment Share Delivery Date, or if the Holder specifies in the applicable Conversion Notice (as defined below) or otherwise notifies the Corporation in writing prior to the applicable Dividend Payment Date that the Holder wishes to receive physical certificates, the Corporation shall effect delivery of Dividend Payment Shares by delivering to the Holder or its nominee physical certificates representing such Dividend Payment Shares, no later than the close of business on such Dividend Payment Share Delivery Date. No fractional Dividend Payment Shares shall be issued; the Corporation shall, in lieu thereof, either issue a number of Dividend Payment Shares which reflects a rounding up to the next whole number of shares or pay such amount in cash. Dividend Payment Shares shall be fully paid and non-assessable, free and clear of any liens, claims, preemptive rights or encumbrances imposed by or through the Corporation.

         (e) FAILURE TO DELIVER DIVIDEND PAYMENT SHARES. In the event that the Corporation fails for any reason to deliver to the Holder certificates representing the appropriate number of Dividend Payment Shares on or before the Dividend Payment Share Delivery Date therefor, and such failure continues for five (5) Business Days following the Dividend Payment Share Delivery Date, the Corporation shall pay to the Holder payments in the amount of (i) (N/365) MULTIPLIED BY (ii) the amount of such Dividend MULTIPLIED BY (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Dividend Payment Share Delivery Date for such Dividend Payment Shares and the date on which all of the certificates representing such Dividend Payment Shares are issued and delivered to the Holder. Amounts payable under this subparagraph (e) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued. The Holder shall have the right to pursue actual damages for the Corporation's failure to issue and deliver Dividend Payment Shares on the Dividend Payment Share Delivery Date for a Dividend, including, without limitation, damages relating to any purchase of shares of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Dividend Payment Shares, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the shares of Common Stock so purchased MINUS (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Dividend Payment Shares issued by the Corporation with respect to such Dividend, and the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

3.       PRIORITY.

         (a)      PAYMENT UPON DISSOLUTION.

                  (i) Upon the occurrence of (x) any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, commenced by the Corporation or by its creditors, as such, or relating to its assets or (y) the dissolution or other winding up of the Corporation whether total or partial, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, or (z) any assignment for the benefit of creditors or any marshalling of the material assets or material liabilities of the Corporation (each, a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of Junior Securities (as defined below) unless, following the payment of preferential amounts on all Senior Securities (as defined below), the Holder shall have received the Liquidation Preference (as defined below) with respect to each Preferred Share then held by the Holder. In the event that upon the occurrence of a Liquidation Event, and following the payment of preferential amounts on all Senior Securities (as defined below), the assets available for distribution to the Holder and the holders of Pari Passu Securities are insufficient to pay the Liquidation Preference with respect to all of the outstanding Preferred Shares and the preferential


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


amounts payable to such holders, the entire assets of the Corporation shall be distributed ratably among the Preferred Shares and the shares of Pari Passu Securities in proportion to the ratio that the preferential amount payable on each such share (which shall be the Liquidation Preference in the case of a Preferred Share) bears to the aggregate preferential amount payable on all such shares.

                  (ii) The "LIQUIDATION PREFERENCE" with respect to a Preferred Share shall mean an amount equal to the Stated Value of such Preferred Share (subject to ratable adjustment in the event of any stock split or combination of the Class C Preferred Stock and to equitable adjustment in the event of a reclassification of the Class C Preferred Stock or other similar event) plus any accrued and unpaid Dividends thereon. "JUNIOR SECURITIES" shall mean the Common Stock and all other capital stock of the Corporation that are not Pari Passu Securities or do not have a preference over the Class C Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "PARI PASSU SECURITIES" shall mean the Class A Convertible Preferred Stock of the
Corporation (the "Class A Preferred Stock") and any other securities ranking pari passu with the Class C Preferred Stock in respect of dividends, redemption or distribution upon liquidation. "SENIOR SECURITIES" shall mean the Class B Nonvoting Cumulative Redeemable Preferred Stock of the Corporation (the "CLASS B PREFERRED STOCK"), any debt instrument of the Corporation and any securities of the Corporation which by their terms have a preference over the Class C Preferred Stock in respect of dividends, redemption or distribution upon liquidation.

4.       CONVERSION.

         (a) RIGHT TO CONVERT. The Holder shall have the right to convert, at any time after the earlier to occur of (i) the ninetieth (90th) day following the Issue Date and (ii) the date on which the Registration Statement has been declared effective (the "INITIAL CONVERSION DATE"), all or any part of the Preferred Shares held by the Holder into such number of fully paid and non-assessable shares of Common Stock ("CONVERSION SHARES") as is computed in accordance with the terms hereof (a "CONVERSION").

         (b) CONVERSION NOTICE. In order to convert Preferred Shares, the Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such Conversion (the "CONVERSION DATE"), (i) a notice of conversion (a "CONVERSION NOTICE"), in substantially the form of Exhibit A hereto, to the Corporation and to the Transfer Agent stating the number of Preferred Shares to be converted, the applicable Conversion Price (as defined below) and a calculation of the number of shares of Common Stock issuable upon such Conversion and (ii) a copy of the certificate or certificates representing the Preferred Shares being converted. The Holder shall promptly thereafter send the original of the Conversion Notice and of such certificate or certificates to the Transfer Agent. The Corporation shall issue a new certificate for Preferred Shares in the event that less than all of the Preferred Shares represented by a certificate delivered to the Corporation in connection with a Conversion are converted. Except as otherwise provided herein, upon delivery of a Conversion Notice by the Holder in accordance with the terms hereof, the Holder shall, as of the applicable
Conversion Date, be deemed for all purposes to be record owner of the Common Stock to which such Conversion Notice relates. In the case of a dispute between the Corporation and the Holder as to the calculation of the Conversion


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

Price or the number of Conversion Shares issuable upon a Conversion, the Corporation shall promptly issue to the Holder the number of Conversion Shares that are not disputed and shall submit the disputed calculations to its independent accountant within two (2) Business Days of receipt of the Holder's Conversion Notice. The Corporation shall cause such accountant to calculate the Conversion Price as provided herein and to notify the Corporation and the Holder of the results in writing no later than three (3) Business Days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

         (c) NUMBER OF CONVERSION SHARES; CONVERSION PRICE. The number of Conversion Shares to be delivered by the Corporation pursuant to a Conversion shall be determined by dividing the aggregate Stated Value of the Preferred Shares to be converted by the Conversion Price (as defined herein) in effect on the applicable Conversion Date. Subject to adjustment as provided in Section 6 below, "CONVERSION PRICE" with respect to a Preferred Share shall mean the lesser of (i) $21.95 (the "FIXED CONVERSION PRICE") and (ii) eighty seven and one half percent (87.5%) of the average of the fourth, fifth and sixth lowest Closing Trade Prices for the Common Stock during the period of twenty (20) Trading Days occurring immediately prior to (but not including) the applicable Conversion Date (the "FLOATING CONVERSION PRICE").

         (d) CERTAIN DEFINITIONS. "TRADING DAY" means any day on which the Common Stock is traded on the AMEX or on the principal securities exchange or market on which the Common Stock is then traded. "CLOSING TRADE PRICE" means, with respect to the Common Stock, the last sale price for the Common Stock occurring on a given Trading Day on the AMEX or on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such sales, by a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Holder (collectively, "BLOOMBERG") or, if a sale is not so reported on a Trading Day, the average of the bid and asked prices of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg or if the foregoing does not apply, the average of the last reported bid and asked prices of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such prices are reported for such security by Bloomberg, the average of the bid and asked prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Trade Price cannot be calculated for such security on any of the foregoing bases, the Closing Trade Price of such security shall be the fair market value as reasonably determined by an investment banking firm selected by the Holder (which may be an affiliate of the Holder) and reasonably acceptable to the Corporation, with the costs of such appraisal to be borne by the Corporation. "BUSINESS DAY" means any day on which the New York Stock Exchange and commercial banks located in the City of New York are open for business.

         (e) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon receipt of a Conversion Notice from the Holder pursuant to paragraph 4(b) above, the Corporation shall, no later than the close of business on the later of (i) the third (3rd) Business Day following the Conversion Date set forth


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

in such Conversion Notice and (ii) the date on which the certificate(s) representing the Preferred Shares being converted are delivered to the Corporation or the Transfer Agent by the Holder (the "DELIVERY DATE"), issue and deliver or cause to be delivered to the Holder the number of Conversion Shares as shall be determined as provided herein. The Corporation shall effect delivery of Conversion Shares to the Holder by, as long as the Transfer Agent is participating in FAST, crediting the account of the Holder or its nominee at DTC with the number of Conversion Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that Transfer Agent is not a participant in FAST or if the Holder so specifies in a Conversion Notice or otherwise in writing prior to the Conversion Date, the Corporation shall effect delivery of Conversion Shares by delivering to the Holder or its nominee physical certificates representing such Conversion Shares, no later than the close of business on such Delivery Date. If any Conversion would create a fractional Conversion Share, such fractional Conversion Share shall be disregarded and the number of Conversion Shares issuable upon such Conversion, in the aggregate, shall be the next higher number of Conversion Shares. Conversion Shares and Dividend Payment Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale or transfer of such Conversion Shares is covered by an effective Registration Statement, (B) such Conversion Shares can be sold pursuant to Rule 144 ("RULE 144") under the Securities Act and a registered broker dealer provides to the Corporation a customary broker's Rule 144 letter and such Purchaser delivers to the
Corporation a customary seller's representation letter (including, without limitation, a representation of the Holder's present intention to sell such shares), or (C) such Conversion Shares are eligible for resale under Rule 144(k) or any successor rule or provision.

         (f)      FAILURE TO DELIVER CONVERSION SHARES.

                  (i) In the event that the Corporation fails for any reason (other than by operation of Section 5(b) below) to deliver to the Holder certificates representing the number of Conversion Shares specified in the applicable Conversion Notice on or before the Delivery Date therefor (a "CONVERSION DEFAULT"), and such failure continues for five (5) Business Days following the Delivery Date, the Corporation shall pay to the Holder payments ("CONVERSION DEFAULT PAYMENTS") in the amount of (i) (N/365) MULTIPLIED BY (ii) the aggregate Liquidation Preference of the Preferred Shares represented by the Conversion Shares which remain the subject of such Conversion Default MULTIPLIED BY (iii) the lower of twenty-four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Conversion Shares and the earlier to occur of
(A) the date on which all of the certificates representing such Conversion Shares are issued and delivered to the Holder, (B) the date on which such Preferred Shares are redeemed pursuant to the terms hereof and (C) the date on which a Withdrawal Notice (as defined below) is delivered to the Corporation. Amounts payable under this subparagraph (f) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amounts have accrued.

                  (ii) In the event that the Holder has not received certificates representing the Conversion Shares by the tenth (10th) Business Day following a Conversion Default, the Holder may, upon written notice (a "WITHDRAWAL NOTICE") delivered to the Corporation on such Business


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

Day or on any Business Day thereafter (unless, prior to the delivery of such notice, such Conversion Shares are delivered to the Holder), withdraw its Conversion Notice with respect to such Conversion Shares and regain its rights as the Holder of the Preferred Shares that are the subject of such Conversion Default. Upon delivery by the Holder of a Withdrawal Notice, the Holder shall retain all of the Holder's rights and remedies with respect to the Corporation's failure to deliver such Conversion Shares (including without limitation the right to receive the cash payments specified in subparagraph 4(f)(i) above).

                  (iii) Nothing herein shall limit the Holder's right to pursue actual damages for the Corporation's failure to issue and deliver Conversion Shares on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Conversion Shares upon Conversion, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the shares of Common Stock so purchased MINUS (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Conversion Shares issued by the Corporation pursuant to such Conversion), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

         (g) CONVERSION AT MATURITY. On the date which is two (2) years following the Issue Date (the "MATURITY DATE"), each Preferred Share then outstanding shall be automatically converted into the number of shares of Common Stock equal to the Stated Value of such shares DIVIDED BY the Conversion Price then in effect (a "MANDATORY CONVERSION"); provided, however, that if, on the Maturity Date, (i) the number of shares of Common Stock authorized, unissued and unreserved for all other purposes, or held in the Corporation's treasury, is not sufficient to effect the issuance and delivery of the number of Conversion Shares into which all outstanding Preferred Shares are then convertible, (ii) the Common Stock is not listed for trading on the AMEX, the NYSE, or NMS or
(iii) a Mandatory Redemption Event (as defined herein) has occurred and is continuing, the Holder shall have the option, upon written notice to the Corporation at any time prior to the date on which the Holder's Preferred Shares are redeemed pursuant to the terms hereof, to regain its rights as a holder of Preferred Shares, including without limitation, the right to convert such Preferred Shares in accordance with the terms of paragraphs 4(a) through 4(f) hereof and, upon delivery of such notice, such Preferred Shares shall not be subject to a Mandatory Conversion hereunder until the thirtieth (30th) day following the later of (a) the date on which the event specified (i), (ii) or
(iii) is no longer continuing and (b) the date on which the Corporation delivers to the Holder written notice to such effect, and in such event, such thirtieth day shall be deemed to be the Maturity Date for purposes of this Certificate of Designation. If a Mandatory Conversion occurs, the Corporation and the Holder shall follow the procedures for Conversion set forth in this Section 4, with the Maturity Date deemed to be the Conversion Date, except that the Holder shall not be required to send a Conversion Notice as contemplated by paragraph 4(b).

5.       CONVERSION LIMITATIONS.

         In no event shall the Holder be permitted to convert any Preferred Shares in excess of the number of such shares, upon the Conversion of which:

         (a) the number of Conversion Shares to be issued pursuant to such Conversion, when added to the number of shares of Common Stock issued pursuant to all prior Conversions of Preferred Shares and issuances of Dividend Payment Shares would exceed 19.99% of the number of outstanding shares of Common Stock on the Closing Date (subject to equitable adjustments from time to time for the events described in Section 6 below) (the "CAP AMOUNT"), except that such limitation shall not apply in the event that (i) the Corporation obtains the requisite approval of its stockholders for issuances of Common Stock in excess of such amount (it being understood that (A) the Holder, upon converting Preferred Shares into a number of Conversion Shares which equals or exceeds seventy five percent (75%) of the Cap Amount (as defined below), shall have the right to require the Corporation, upon written notice to such effect, to seek such approval by means of a special meeting of stockholders promptly, but in any case (i) within sixty (60) days following the Corporation's receipt of such notice or (ii) if earlier, the second (2d) Business Day following the Corporation's receipt of notice from the Securities and Exchange Commission (the "COMMISSION") that the Commission has no comments or no further comments to the Corporation's related proxy statement, and (B) if the Holder has not requested such approval at such special meeting prior to the date on which the Corporation has delivered a proxy statement to its stockholders with respect to the Corporation's 1999 annual meeting of stockholders, the Holder shall have the right to require the Corporation, upon written notice to such effect, to seek such approval at such annual meeting) and to recommend such approval to its stockholders or (ii) the Holder obtains an opinion of counsel reasonably satisfactory to the Corporation that such approval is not required. Until such approval or opinion is obtained, the Holder shall not be issued, upon Conversion of the Preferred Shares, Conversion Shares in an amount greater than the Cap Amount; and

         (b) (x) the number of shares of Common Stock beneficially owned by the Holder (other than shares of Common Stock issuable upon conversion of such Preferred Shares or which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this subparagraph (b)) PLUS (y) the number of shares of Common Stock issuable upon the Conversion of such Preferred Shares, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this paragraph 5(b) applies, the determination of whether Preferred Shares are convertible (in relation to other securities owned by the Holder) and of which Preferred Shares are convertible shall be in the sole discretion of the Holder, and the submission of Preferred Shares for Conversion by the Holder as provided herein shall be deemed to be the Holder's determination that such Preferred Shares are convertible pursuant to the terms hereof, and the Corporation shall have no obligation whatsoever to verify or confirm the accuracy of such determination. This paragraph may be amended (i) in order to clarify an ambiguity or otherwise to give effect to such limitation, by the Holder and the Corporation and (ii) for any other reason, with the further requisite approval of the Corporation's stockholders. Nothing contained herein shall be deemed to restrict the right of the Holder to convert Preferred Shares at such time as the Conversion thereof will not violate the provisions of this subparagraph 5(b). The restriction contained in this subparagraph 5(b) shall not apply in the event of a Mandatory Conversion.

6.       ADJUSTMENTS TO CONVERSION PRICE.

         (a) ADJUSTMENT TO FIXED CONVERSION PRICE DUE TO STOCK SPLIT, STOCK DIVIDEND, ETC. If, prior to the Conversion of all of the Preferred Shares, (A) the number of outstanding shares of Common Stock is increased by a stock split, a stock dividend on the Common Stock, a reclassification of the Common Stock, the distribution to holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof) or other similar event, the Fixed Conversion Price shall be proportionately reduced, or (B) the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. For purposes hereof, the market price per share of Common Stock on any date shall be the average Closing Trade Price for the Common Stock on the five (5) consecutive Trading Days occurring immediately prior to but not including the earlier of such date and the Trading Day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "'ex' date", when used with respect to any issuance or distribution, means the first Trading Day on which the Common Stock trades regular way in the market from which such average Closing Trade Price is then to be determined without the right to receive such issuance or distribution.

         (b) ADJUSTMENT TO CONVERSION PRICE DURING REFERENCE PERIOD. If, prior to the Conversion of all of the Preferred Shares, the number of outstanding shares of Common Stock is increased or decreased by a stock split, a stock dividend on the Common Stock, a combination, a reclassification of the Common Stock or other similar event, and such event takes place during the reference period for the determination of the Conversion Price for any Conversion thereof, the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification or other similar event for all Trading Days occurring during such reference period.

         (c) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, prior to the Conversion of all of the Preferred Shares, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity (an "EXCHANGE TRANSACTION"), then the Holder shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by the Holder, or which the Holder is then entitled to receive pursuant to a Conversion Notice previously delivered by the Holder as provided herein (and without regard to whether such shares contain a restrictive legend or are freely-tradeable), the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "EXCHANGE CONSIDERATION"), and (B) upon the Conversion of
Preferred Shares occurring subsequent to the consummation of such Exchange Transaction, have the right to receive the Exchange Consideration which the Holder would have been entitled to receive in connection with such Exchange Transaction had such shares been converted immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Price and of the number of shares issuable upon a Conversion) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the Conversion of such Preferred Shares. The Corporation shall not effect any Exchange Transaction unless (i) it first gives to the Holder twenty (20) days prior written notice of such Exchange Transaction (an "EXCHANGE NOTICE"), and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of the Corporation hereunder, including the terms of this subparagraph 6(c), and under the Securities Purchase Agreement and the Registration Rights Agreement.

         (d) DISTRIBUTION OF ASSETS. If the Corporation or any of its subsidiaries shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock (or to a holder of the common stock of any such subsidiary, other than the Corporation or any wholly-owned subsidiary of the Corporation) as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Corporation (collectively, a "DISTRIBUTION"), then, upon a Conversion by the Holder occurring after the record date for determining stockholders entitled to such Distribution, the Fixed Conversion Price for Preferred Shares not converted prior to the record date of a Distribution shall be reduced to a price determined by decreasing the Fixed Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the Holder and reasonably acceptable to the Corporation.

         (e) ADJUSTMENT DUE TO MAJOR ANNOUNCEMENT. If the Corporation (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined below) or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or other transaction to purchase 50% or more of the Common Stock (such announcement being referred to herein as a "MAJOR ANNOUNCEMENT" and the date on which a Major Announcement is made, the "ANNOUNCEMENT DATE"), then, in the event that the Holder seeks to convert Preferred Shares on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the fifth (5th) Business Day following the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Closing Trade Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price in effect on the Conversion Date for such Preferred Shares. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph 6(e) has been made, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph 6(e) to become operative. In the event that a Major Announcement is made prior to the Initial Conversion Date, the Holder shall be permitted to convert the Preferred Shares at any time following the Announcement Date. This paragraph (e) shall not be deemed to apply to a bona fide registered public offering of the Common Stock made otherwise than in connection with a Change of Control Transaction.

         (f) ADJUSTMENT PURSUANT TO REGISTRATION RIGHTS AGREEMENT. In addition to and without limiting in any way the adjustments provided in this Section 6, the Conversion Price shall be adjusted as may be required by the provisions of the Registration Rights Agreement.

         (g) NO FRACTIONAL SHARES. If any adjustment under this Section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion shall be the next higher number of shares or, at the option of the Corporation, shall be paid in cash in an amount calculated by multiplying the amount of the fractional share TIMES the Closing Trade Price used to calculate the Conversion Price for such Conversion.

7.       MANDATORY REDEMPTION BY HOLDER.

         (a) MANDATORY REDEMPTION. In the event that a Mandatory Redemption Event (as defined below) occurs, the Holder shall have the right, to the extent permitted by applicable law and subject to the rights and preferences of the Senior Securities, to have all or any portion of the Preferred Shares held by the Holder redeemed by the Corporation (a "MANDATORY REDEMPTION") at the Mandatory Redemption Price (as defined herein) in same day funds. In order to exercise its right to effect a Mandatory Redemption, the Holder must deliver a written notice (a "MANDATORY REDEMPTION NOTICE") to the Corporation at any time on or before the Business Day following the day on which such event is no longer continuing; provided, however, that, in the case of subparagraph (b)(vi) below, the following procedure shall be followed in lieu thereof: (a) no sooner than fifteen (15) days nor later than ten (10) days prior to the Corporation's good faith estimate of the date of the consummation of a Change of Control Transaction (as defined below), but not prior to the public announcement of such Change of Control Transaction, the Corporation shall deliver a written notice (a "NOTICE OF CHANGE OF CONTROL TRANSACTION") to the Holder, and (b) within five
(5) days of delivery by the Corporation of a Notice of Change of Control Transaction, the Holder who wishes to exercise its right to effect a Mandatory Redemption hereunder shall deliver a Mandatory Redemption Notice to the Corporation. The Mandatory Redemption Notice shall specify the effective date of such Mandatory Redemption (the "MANDATORY REDEMPTION DATE") and the number of such shares to be redeemed. In the event that a Change of Control Transaction occurs and the Corporation does not deliver to the Holder a Notice of Change of Control Transaction, the Holder may exercise its right to a Mandatory Redemption hereunder by delivering a Mandatory Redemption Notice to the Corporation (or to the surviving or successor entity) at any time on or before the twentieth (20th) Business Day following such Change of Control Transaction.

         (b) MANDATORY REDEMPTION EVENT. Each of the following events shall be deemed a "MANDATORY REDEMPTION EVENT":

                  (i) the Corporation fails for any reason (including without limitation as a result of not having a sufficient number of shares of Common Stock authorized and reserved for issuance, or as a result of the limitation contained in Section 5(a) hereof), due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action, to issue shares of Common Stock to the Holder and deliver certificates representing such shares to the Holder as and when required by the provisions hereof upon Conversion of any Preferred Shares, and such failure continues for ten (10) Business Days;

                  (ii) the Corporation breaches, in a material respect, due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action, any covenant or other material term or condition of this Certificate, the Securities Purchase Agreement, the Registration Rights Agreement, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby, and such breach continues for a period of ten (10) Business Days after written notice thereof to the Corporation from the Holder;

                  (iii) any material representation or warranty made by the Corporation in the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby or thereby is inaccurate or misleading in any material respect as of the date such representation or warranty was made due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action;

                  (iv) the Registration Statement is not declared effective by the one hundred and eightieth (180th) day following the initial Issue Date hereunder or if the Registration Statement has been declared effective by such date and, while the effectiveness of the Registration Statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including without limitation, the issuance of a stop order) or is unavailable to the Holder for the sale of Conversion Shares in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) Business Days, PROVIDED that the cause of such lapse or unavailability is not due to factors solely within the control of the Holder; and PROVIDED, FURTHER that the failure of the Registration Statement to be declared effective or the lapse or unavailability thereof is due to voluntary action undertaken by the Corporation or a failure by the Corporation to take action;

                  (v) the Common Stock is not listed on the AMEX, the NYSE, or NMS due to any voluntary action or the failure to take action on the part of the Corporation; and

                  (vi) there occurs (i) the sale, conveyance or disposition of all or substantially all of the assets of the Corporation or any of its subsidiaries (including without limitation the sale or other conveyance of any common stock or other equity securities of any of the Corporation's subsidiaries), or (ii) the effectuation of a transaction or series of related transactions, in which more than 50% of the voting power of the Corporation is disposed of (other than a transaction which is either (A) a bona fide registered public offering of the Corporation's securities immediately following the completion of which no purchaser in such offering beneficially owns more than five percent (5%) of the number of shares of Common Stock then outstanding or
(B) a private placement of the Corporation's securities with one or more investors each of which has been identified by the Purchaser or an affiliate of the Purchaser to the Corporation for the purpose of investing in such placement), or (iii) the consolidation, merger or other business combination of the Corporation or any of its subsidiaries with or into any other entity, immediately following which the prior stockholders of the Corporation fail to own, directly or indirectly, at least fifty percent (50%) of the surviving entity (a "CHANGE OF CONTROL TRANSACTION"), other than a Change of Control Transaction which is not approved by the Board of Directors of the Corporation.

         (c) MANDATORY REDEMPTION PRICE. The "MANDATORY REDEMPTION PRICE" shall be equal to the greater of (i) Liquidation Preference of the Preferred Shares being redeemed MULTIPLIED BY one hundred and twenty five (125%) and (ii) an amount determined by dividing the Liquidation Preference of the Preferred Shares being redeemed by the Conversion Price in effect on the Mandatory Redemption Date and multiplying the resulting quotient by the average Closing Trade Price for the Common Stock on the five (5) Trading Days immediately preceding (but not including) the Mandatory Redemption Date.

         (d) PAYMENT OF MANDATORY REDEMPTION PRICE.

                  (i) The Corporation shall pay the Mandatory Redemption Price to the Holder exercising its right to redemption on the later to occur of (i) the fifth (5th) Business Day following the Mandatory Redemption Date and (ii) the date on which the Preferred Shares being redeemed are delivered by the Purchaser to the Corporation for cancellation.

                  (ii) If  Corporation  fails  to pay the  Mandatory  Redemption
Price to the Holder within five (5) Business Days of the Mandatory Redemption Date, the Holder shall be entitled to interest thereon, from and after the Mandatory Redemption Date until the Mandatory Redemption Price has been paid in full, at an annual rate equal to the Default Interest Rate.

                  (iii) If the Corporation fails to pay the Mandatory Redemption Price within ten (10) Business Days of the Mandatory Redemption Date, then the Holder shall have the right at any time, so long as the Corporation remains in default, to require the Corporation, upon written notice, to immediately issue, in lieu of the Mandatory Redemption Price, the number of shares of Common

Stock of the Corporation equal to the Mandatory Redemption Price DIVIDED BY the Conversion Price in effect on such Conversion Date as is specified by the Holder in writing to the Corporation.

         (e) MODIFICATION OF MANDATORY REDEMPTION PROVISIONS.  The terms of this
Section 7 shall apply to the Class C Preferred Stock until such time, if any, as such terms have been superseded, in whole or in part, by the terms of a Determination Certificate (as defined below). A "DETERMINATION CERTIFICATE" shall be a written instrument containing redemption provisions applicable to the Class C Preferred Stock (or affirming the absence of any such provisions) proposed by the Holder of a majority of the shares of Class C Preferred Stock at the time outstanding and duly adopted by the Board of Directors, PROVIDED that the approval of the Board of Directors shall be deemed to be given if the adopting Holder furnish the Corporation with a certificate to the effect that the Determination Certificate reflects a determination made in consultation with the Corporation's auditors that each of the changes contemplated thereby are necessary to qualify the Class C Preferred Stock as stockholders' equity under generally accepted accounting principles. The Corporation shall promptly give written notice of the adoption of any Determination Certificate to all holders of its Class C Preferred Stock, shall refer to the existence of any Determination Certificate in its annual financial statement and shall supply to any stockholder upon request the full text thereof. One or more Determination Certificates may be adopted pursuant to this paragraph. The contents of a Determination Certificate shall be deemed to be "facts" for purposes of Section 151 of the Delaware General Corporation Law.

8.       MISCELLANEOUS.

         (a) TRANSFER OF PREFERRED SHARES. The Holder may sell or transfer all (but not less than all) of the Preferred Shares to an affiliate of the Holder as long as such sale or transfer is the subject of an effective registration statement under the Securities Act or is exempt from registration thereunder and otherwise is made in accordance with the terms of the Securities Purchase Agreement. From and after the date of such sale or transfer, the transferee thereof shall be deemed to be the Holder. Upon any such sale or transfer, the Corporation shall, promptly following the return of the certificate or certificates representing the Preferred Shares that are the subject of such sale or transfer, issue and deliver to such transferee a new certificate in the name of such transferee.

         (b) NOTICES. Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms hereof, the form or delivery of which notice, demand or request is not otherwise specified herein, shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 5:00 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the third Business Day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:

                  IF TO THE CORPORATION:

                  Clearview Cinema Group, Inc.
                  97 Main Street
                  Chatham, New Jersey 07928
                  Attn: A. Dale Mayo
                  Tel:  973-377-4646
                  Fax:  973-377-4303

                  WITH A COPY TO:

                  Kirkpatrick & Lockhart LLP
                  1500 Oliver Building
                  Pittsburgh, Pennsylvania 15222-2312
                  Attn: Janice C. Hartman, Esq.
                  Tel:  412-355-6500
                  Fax:  412-355-6501

and if to the Holder, to such address for the Holder as shall be designated by the Holder in writing to the Corporation.

         (c) LOST OR STOLEN CERTIFICATE. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of a certificate representing Preferred Shares, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of such certificate if mutilated, the Corporation shall execute and deliver to the Holder a new certificate identical in all respects to the original certificate.

         (d) NO VOTING RIGHTS. Except as provided by applicable law and paragraph 8(g) below, the Holder of the Preferred Shares shall have no voting rights with respect to the business, management or affairs of the Corporation; provided that the Corporation shall provide the Holder with prior notification of each meeting of stockholders (and copies of proxy statements and other information sent to such stockholders).

         (e) REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided to the Holder in this Certificate of Designation shall be cumulative and in addition to all other remedies available to the Holder under this Certificate of Designation or under any Transaction Document (as defined in the Securities Purchase Agreement), at law or in equity (including without limitation a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing contained herein shall limit the Holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation agrees with the Holder that there shall be no characterization concerning this instrument other than as specifically provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Corporation (or the performance thereof). The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Corporation agrees, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

         (f) FAILURE OR DELAY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         (g) PROTECTIVE PROVISIONS.

                  So long as shares of Class C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the Holder:

                           (i)  alter  or  change  the  rights,  preferences  or
privileges of the Class C Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Class C Preferred Stock;

                          (ii) create any new class or series of  capital  stock
having a preference over or ranking pari passu with the Class C Preferred Stock as to redemption, the payment of dividends or distribution of assets upon a Liquidation Event or any other liquidation, dissolution or winding up of the Corporation;

                         (iii)  increase  the  authorized  number of  shares  of
Preferred Stock;

                          (iv)  re-issue any shares of  Class C Preferred  Stock
which have been converted in accordance with the terms hereof;

                           (v)  issue  any  Pari  Passu   Securities  or  Senior
Securities (other than (i) debt securities which are not convertible into or exchangeable for Common Stock or any other equity or convertible security of the Corporation or (ii) pursuant to rights granted to the holders of the Class B Preferred Stock); or

                          (vi) redeem, or declare, pay or make any provision for
any dividend or distribution with respect to, the Common Stock or any other capital stock of the Corporation ranking junior to the Class C Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

         IN WITNESS WHEREOF, the Corporation has executed this Certificate of Designation as of the 24th day of April, 1998.


Clearview Cinema Group, Inc.



By:  ___________________________________
         Name: A. Dale Mayo
         Title: President

                                                                       EXHIBIT A


                              NOTICE OF CONVERSION

The undersigned hereby elects to convert shares of Class C Convertible Preferred Stock (the "Preferred Stock"), represented by stock certificate No(s). ________ (the "Preferred Stock Certificates"), into shares of common stock ("Common Stock") of Clearview Cinema Group, Inc. according to the terms and conditions of the Certificate of Designation relating to the Preferred Stock (the "Certificate of Designation"), as of the date written below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Certificate of Designation.

                           Date of Conversion: _________________________________

                           Number of Shares of
                           Preferred Stock to be Converted: ____________________

                           Applicable Conversion Price: ________________________

                           Number of Shares of
                           Common Stock to be Issued: __________________________

                           Name of Holder: _____________________________________

                           Address:        _____________________________________

                                           _____________________________________

                                           _____________________________________


                           Signature: __________________________________________
                                      Name:
                                      Title:



HOLDER REQUESTS DELIVERY TO BE MADE: (check one)

/_/   By Delivery of Physical Certificates to the Above Address

/_/   Through Depository Trust Corporation
      (Account __________________________________________)